Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Silexion Therapeutics Corp of our report dated March 17, 2026 relating to the financial statements of Silexion Therapeutics Corp, which appears in Silexion Therapeutics Corp's Annual Report on Form 10-K for the year ended December 31, 2025.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
May 28, 2026	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited